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                                                                    EXHIBIT 99.3


                                   EXHIBIT D
                                   ---------
                                VOTING AGREEMENT
                                ----------------
                             AND IRREVOCABLE PROXY
                             ---------------------


          This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of ______________, 1994 is executed by and among Southwest Bankers, Inc., a Texas corporation (the "Company"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, the Company and Compass have executed that certain Agreement and Plan of Merger dated ________________, 1994 (the "Merger Agreement") whereby the Company will be merged into Compass (the "Merger"); and

          WHEREAS, Section 6.11 of the Merger Agreement requires that the Company deliver to Compass the irrevocable proxies of the Shareholders; and

          WHEREAS, Compass and the Company are relying on the irrevocable proxies in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Asset Acquisition;

          NOW THEREFORE, the parties hereto agree as follows:

          1. Each of the Shareholders hereby represents and warrants to Compass and the Company that he is the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of the authorization and approval of the Merger Agreement, and the other agreements and transactions contemplated thereby; provided, however, that no Shareholder shall have any obligation to vote any shares of Stock in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby if the closing price of one share of Compass Common Stock, par value $2.00 per
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share ("Compass Common Stock"), as quoted on the NASDAQ National Market System on the trading day immediately prior to the date of the Meeting ("Closing Price"), is less than $23.25 per share.


          2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form, or if the Closing Price is less than $23.25 per share.

          3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

          4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

          5. The Shareholders acknowledge that Compass and the Company are relying on this Agreement in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas

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Business Corporation Act.  The Shareholders and the Company acknowledge that the performance of this Agreement is intended to benefit Compass.

          6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of Compass Common Stock to be received by the Shareholders upon consummation of the Merger.

          7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

          8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Compass and the Shareholder.

          9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

          11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

          12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                              SOUTHWEST BANKERS, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              Address:

                              _____________________________________
                              _____________________________________
                              Attention:  _________________________



                              COMPASS BANCSHARES, INC.



                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

                              Address:

                              15 South 20th Street
                              Birmingham, Alabama 35233
                              Attention:  Mr. Jerry W. Powell
                                          General Counsel

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                              SHAREHOLDERS:



                              _____________________________________
                              _____________________________________

                              Address:   __________________________
                                         __________________________


                              ____________ shares of Common Stock

                              ____________ shares of Series A
                                           Cumulative Convertible
                                           Preferred Stock

                              ____________ shares of Series B
                                           Non-Cumulative
                                           Convertible Preferred
                                           Stock


                              Pledgee:   __________________________

                              Address:   __________________________
                                         __________________________

                              Loan No.:  __________________________

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